Workhorse Group Inc.
Sidoti Emerging Growth Presentation
March 2016


WORKHORSE
Electric Vehicle
WORKHORSE

INDUSTRY DATA AND FORWARD LOOKING STATEMENTS

This report may contain forward-looking statements that reflect current views with respect to future events. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. For more Information on the risk factors related to these forward-looking statements, please refer to Workhorse's Annual Report, Quarterly Report, and other periodic regulatory filings as filed with the SEC.

Workhorse obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry and market data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control.

ORIGINAL EQUIPMENT MANUFACTURER – ELECTRIC DELIVEY TRUCKS

Workhorse Group Inc. (NASDAQ: WKHS)


ups
Worldwide Services
Electric Vehicle



Workhorse Group Inc. (NASDAQ: WKHS)

Workhorse Group Inc. (NASDAQ: WKHS) is a last-mile delivery technology company. We are an original equipment manufacturer of medium-duty, battery-electric trucks and fully integrated unmanned aerial delivery drones. Workhorse also develops cloud-based telematics performance monitoring systems that provide fleet operators ultimate energy and route efficiency.

- March 2013 - Workhorse Group Inc. (f/k/a AMP Electric Vehicles) purchased the assets of Workhorse Custom Chassis from Navistar International.
- April 2015 - following a successful research and development effort, and passage of all regulatory requirements, we successfully deployed two battery-powered electric vehicles to United Parcel Service in the Atlanta GA.
- July 2015 - we successfully deployed the first of eighteen (18) battery-electric vehicles to UPS in Houston. . We continue regular deliveries of the E-100 vehicles with all deliveries to be completed by the beginning of the third quarter 2016.
- August 2015 - Workhorse received an order from UPS for an additional one hundred twenty-five (125) Workhorse electric vehicles. To the best of our knowledge, the purchase order for 125 electric vehicles is the largest single purchase of electric medium-duty vehicles to date in the United States. The 125-unit purchase is in addition to the UPS order for eighteen (18) all-electric vehicles.
- November 2015 – Workhorse was granted a 333 exemption by the Federal Aviation Administration FAA) to operate an unmanned aircraft system (UAS) to conduct research and development for the Horse Fly package delivery system.

Workhorse currently offers 2 chassis models:

- E-100 All-Electric powertrain chassis
- E-GEN Extended-Range electric powertrain chassis with an on-board generator

Workhorse's ground-breaking technology provides our clients competitive advantages and improves their ability to differentiate themselves while delivering benefits that include, but are not limited to:

- significantly reduced total cost-of-ownership per vehicle
- improved profitability from
  - decreased maintenance expenses
  - reduced fuel costs by achieving a 400% improvement in fuel efficiency
- increased number of deliveries per day through even more efficient delivery methods
- strengthened sustainability programs by exceeding required emission regulations
- increased market share by gaining additional competitive advantages
- improved safety and driver experience

Workhorse is further differentiated from its competition by manufacturing:

- its own well-proven Workhorse-branded chassis
- two, second-generation, battery-electric drivetrains both powered by Panasonic 18650 Li-ion cells. To the best of our knowledge, only Workhorse and Tesla utilize these Panasonic cells in an automotive application
- a cloud-based, database-driven performance monitoring system installed in each vehicle giving customers access to valuable (real-time) data to further improve efficiencies

ATTRACTIVE ECONOMICS

Cost Comparison - Workhorse E-Gen vs. Gas **Total Cost-of-Ownership: E-GEN Saves > $125,000 vs. Gas over 15 years**



E-GEN
Gas
Cost-of-Ownership
Year
300000
250000
200000
150000
100000
50000
0
0
2
4
6
8
10
12
14
16
63000
65000
67550
73000
70350
73700
77000
80400
84000
96500
100000
103600
107000
110400
114000
118000
40500
50300
60800
87500
102300
117300
132500
148000
164000
180000
196000
212000
228400
245000

WORKHORSE W88 CHASSIS LAYOUT – E-GEN ILLUSTRATION

Workhorse E- GEN patent-pending powertrain is unmatched by any other powertrain supplier.



Rear axle
with integrated
parking brake
2200nm Electro Magnet Motor
25 HP – Internal Combustion
Engine
Configured as on-board
Generator
60 KWh Li-ion Battery
Pack with integrated
BMS and HVIL protection
and standard J1772 Charger
Workhorse E-Gen Drivetrain
Workhorse W88
Straight-rail Chassis

Workhorse Develops Metron Telematics

Metron Telematics is a cloud-based, database-driven proof-of-performance monitoring system that provides clients access to real-time data to monitor, measure the performance of and track vehicles in the clients fleet.


2) The data is transmitted wirelessly over a cell connection using HTTP.
3) The .JSON data is stored on a file server and overview data is saved to a MS SQL Server Database.
1) The data is logged from the CAN-BUS then converted to .JSON and base-64 encoded to reduce the amount of data that needs to be transmitted.
4) The data can be viewed on any modern browser or downloaded as CSV.

The telematics system and associated hardware installed the Workhorse vehicles are designed to monitor the CAN network traffic for specific signals. These signals are uploaded along with GPS data to a Workhorse server facility where the data signals are tracked at ten (10) second intervals while driving and during the E-GEN electricity generating process and at sixty (60) seconds during a plug-in charge. The real-time data is stored in a database as it arrives and delivers updates to clients connected through the web interface.

Clients are given login credentials (username and password) to the telematics website can monitor the performance and location of the vehicles. Group privileges can be configured to limit access to client-specific vehicles securing the vehicle data so clients can only view their vehicle data. Administrator privileges allow all data for all clients to be monitored and viewed.

WORKHORSE METRON TELEMATICS PERFORMANCE MONITOR

Workhorse Develops Metron Telematics



State of Charge
Vehicle Speed
Accelerator
Energy Usage (w/o regen, w/ regen, w/ e-gen)
Min/Max Cell Temp
Altitude
E-100 150472
LAST CHARGE
DRIVE
43.92
45.24
0.95
0.08
134
E-GEN INFO
17:09
0.48
6:30
ENERGY
99.-12
92.15
31.13
43.03
-12.96
-2.21
BATTERY
3.30
3.33
42
49

OVERVIEW OF WORKHORSE'S UNMANNED AERIAL SYSTEMS

HorseFly Delivery Drone


HorseFly

Engineering the future of parcel delivery aviation

HorseFly™ Unmanned Aerial System (UAS) is designed for the package delivery market and other commercial applications

- Designed to meet the existing and anticipated future FAA guidelines
- Differentiated from other UAS's as it works in tandem with a Workhorse electric truck
- Delivers packages, loaded en-route by the driver, to remote locations while the driver continues on the main delivery route, saving the fleet operator much of the fuel cost of the most expensive miles
- HorseFly rejoins the truck at its new location once its delivery is completed
- HorseFly recharges from atop the Workhorse truck
- Superior to other delivery UAV's operating plans, where the package is loaded at the warehouse and must return to the warehouse once the delivery is completed
- Partnered with the University of Cincinnati's Department of Aerospace Engineering and Engineering Mechanics to develop HorseFly

OVERVIEW OF WORKHORSE'S UNMANNED AERIAL SYSTEMS (UAS)

Workhorse UAS Drone Delivery Process Illustration

On November 6, 2015 Workhorse was informed by The Federal Aviation Administration (FAA) that Workhorse had been granted a Section 333 request for exemption, Exemption No. 13564; Regulatory Docket No. FAA-2015-3055. Workhorse's request for exemption is to operate an unmanned aircraft system (UAS) to conduct research and development for the Horse Fly package delivery system.



Workhorse UAS Drone Delivery Process Illustration
PHASE 2
PHASE 6
PHASE 5
PHASE 3
Automated Takeoff and ascent to flight ceiling
Automated descent & docking with the delivery vehicle
Automated GPS navigation to delivery vehicle location
Human supervised and guided descent and package drop-off
PHASE 7
PHASE 4
Automated ascent back to flight ceiling
WORKHORSE
PHASE 1 – HorseFly Docked w/E-GEN

Watch the HorseFly Video

Electric Trucks • Delivery Drones • Telematics

FACILITIES

Workhorse Group Inc. (NASDAQ Ticker: WKHS)

Workhorse Group Inc.
Cincinnati, OH



- 30,000 sq. ft. facility includes Corporate Headquarters and R&D
- Manufactures electric drivetrains for route sales and service and last-mile delivery trucks
- Develops cloud-based, real-time telematics performance monitoring tool
- Completed durability and field testing in 2013
- Leverages proprietary technology and innovative chassis designs to deliver right-sized, purpose-built solutions
- Proven expertise in mechanical, electrical and software engineering for battery-powered drive systems and telematics performance monitoring and integration that significantly enhances fuel efficiency and reduces maintenance costs

Workhorse Group Inc.
Union City, IN



- Purchased Workhorse Custom Chassis from Navistar International in March 2013
- Includes a 215,000 sq. ft. assembly plant, 40,000 sq. ft. office and 15,000 sq. ft. pre-delivery inspection building on a 45 acre campus
- Manufactures Class 4, 5, and 6 Workhorse-brand strip chassis
- Navistar historically generated over $100 million in annual revenue by manufacturing traditional Workhorse gasoline and diesel chassis for the commercial step van and RV markets
- Capacity to produce 60,000 chassis for medium-duty commercial step van and cab-over markets
- Existing 440 dealer network providing sales and service
- Scalable infrastructure can design and deliver electric powertrain systems at an attractive price point

COMPETITIVE LANDSCAPE

Workhorse Powertrain vs. Other Manufacturers

Workhorse's ability to meet fleet performance specifications and reduce vehicle lifecycle costs affords it significant advantages over competitors offerings.

Key Features and Innovative Highlights

- Workhorse is currently the only public company producing medium-duty electric trucks
- The EPA-approved E-GEN Workhorse truck configured with an on-board generator provides a unique solution to the medium-duty truck market. This on-board generator is a game-changer for fleet operators interested in reducing the lifecycle costs of their vehicles
- Workhorse trucks are purpose-built for the package and product delivery market, with the new powertrain that significantly reduces operating costs
- Workhorse had an outstanding reputation for being inventive and flexible enough to meet the changing needs of its key customers.
- Low to zero environmental impact
- Workhorse qualifies for financial incentives, such as those offered in New York, California, and Chicago, to lower the purchase price of an EV truck

Workhorse Powertrain vs. Other Manufacturers

Characteristics	Workhorse	Other Manufacturers
Durability	Built with an array of heavier duty components for longer lifecycles	Some offer lighter design and build quality, with shorter lifecycle
Design	Flexible design with choice of two powertrains; E-GEN Extended-Range and E-100 All Electric	No competing product
Environmental Impact	EPA-approved E-GEN extended-range electric medium duty truck	No competing product
Cost Efficiency	Lower fuel and maintenance costs Positive return on investment in four years or less without government incentives	Lower initial investment but more expensive total cost of ownership, with higher fuel and maintenance costs

MARKET OPPORTUNITY

Long-Term Growth Strategy

Category	• Step Van and Cab-over Strip Chassis • Light-duty Fleet Vehicles (2018)
Total Market Size in Units	• Overall U.S. market estimated at approximately 15,000 Step Van per year • Overall U.S. market estimated at approximately 100,000 Cab-over units per year • Light-duty – World wide Market Opportunities
Revenue Streams	• Workhorse strip chassis • Battery-powered options • Recurring revenue from cloud-based software solutions (Metron Telematics) • Intellectual property licensing
Competitors	• Step Vans & Cab-overs - Ford and Freightliner gasoline and diesel trucks • Light-Duty – Freightliner, Mercedes-Benz and RAM Sprinters gasoline and diesel trucks
Markets	• Package and product delivery companies • Bakeries • Uniform and laundry services • Food services • Utilities • Special use industries (newspapers, municipalities, grocery delivery, etc…)
Distribution Channels	• 440 dealerships nationwide • Direct Sales

CUSTOMER ORDERS AND PRE-QUALIFIED SUPPLIERS LIST

Clients and Prequalified Supplier Lists

Clients

- One hundred twenty-five (125) Workhorse E-GEN's ordered by UPS on August 7, 2105.
- Two (2) Workhorse E-GEN's acquired under a pilot program have performed very well delivering packages on routes for UPS since April 2015
- Eighteen (18) Workhorse E-100 All-Electric vehicles on order from to UPS for the Houston-Galveston Area
  - ✓ E-100 All-Electric vehicles delivered to UPS in Sweetwater TX since August 3, 2015
- Alpha Baking Company
  - ✓ Five (5) Workhorse E-GEN's on order

Pre-Qualified Supplier List

- United States Postal Service (USPS); Next Generation Delivery Vehicle (NGDV) Project
  - ✓ April 10, 2015 - Workhorse was notified by the USPS of their selection as a pre-qualified supplier for the USPS Next Generation Delivery Vehicle (NGDV) Program
  - ✓ April 22, 2016 – USPS prototype suppliers selection to be announced

APPENDIX

BOARD OF DIRECTORS

Stephen Burns Founder & Chief Executive Officer Board Member	Steve is a Co-Founder and equity investor in Workhorse Electric Vehicles. He has founded several companies, most recently iTookThisOnMyPhone.com, a leading mobile photo and video-sharing technology company, MobileVoiceControl, Inc. a developer of high-end speech recognition software for smartphones sold to Nuance Communications, Inc. in 2006, AskMeNow [OTCC:AKMN] a mobile search and information delivery system sold to Ocean West Holdings in 2005, PocketScript, the leading mobile electronic prescription system in the world which was sold to ZixCorp[NASDAQ:ZIXI] in 2002, Over The Line/AdLink, sold to Gannett Co. Inc. (NYSE:GCI) in 1994 and the design and development of Suspension Parameter Measurement Machines. As CEO, he will focus his attention on bringing Workhorse technology into larger scale production, fulfilling current and anticipated orders.
Raymond Chess Chairman of the Board	Mr. Chess spent 37 years at General Motors. In his most recent assignment, Mr. Chess had global product responsibility for all Crossover Vehicles. Prior to that, he was responsible for General Motors Commercial Vehicles, Class 3 through 8 including the mid and full size vans and the medium-duty product line, Chevrolet Kodiak and GMC Top Kick. Prior to 16 years in various product development assignments, he spent 21 years in manufacturing, starting his career at Indianapolis Metal Fabricating in 1975. His last assignment at the plant level was Superintendent of Manufacturing Engineering where he lead the engineering for body-in-whites. He transferred to Pontiac Michigan in 1992 to lead the consolidation of the Metal Fabrication plant manufacturing engineering activities. Before moving onto product development, Ray was responsible for all die, fabrication and body shop engineering for the General Motors Truck Group.
James E. Taylor Board Member	Mr. Taylor has over three decades of automotive experience. Currently he is Chief Marketing Officer at Karma Automotive responsible for Product Planning , Design , Sales and Marketing of the soon to be re launched luxury extended range electric vehicle of what was Fisker prior to their bankruptcy . While at GM, he served as CEO of Hummer during the attempted divesture. Prior to that, he was President of Cadillac, responsible for the product planning, marketing, promotional and sales activities that significantly contributed to Cadillac's global renaissance. Prior to that, Mr. Taylor was a Vehicle Line Executive for Cadillac, directing the planning, engineering and manufacturing of the award-winning ground up Cadillac CTS, SRX and the STS models. In addition he help several senior positions globally in the Purchasing area. Taylor holds a Bachelor of Science degree in Mechanical Engineering & Management from McMaster University, Ontario, Canada.

Gerald Budde

Board Member

As chief financial officer (CFO) of Assured Neace Lukens, Mr. Budde is primarily responsible for financial planning, reporting and analyzing Assured Neace Lukens financial information. In addition to being responsible for the finance and accounting functions, Mr. Budde also oversees the human resources function and the integration of acquisitions. Mr. Budde has more than 30 years of experience in accounting and finance, and has served as Assured Neace Lukens CFO since 2003. Prior to his current position, Gerald worked for UNOVA Industrial Automation Systems (IAS), who acquired the Machine Tool Group of Cincinnati Milacron, Inc. in 1998, leaving his final role there as vice president of finance for the machine tool group. He has been an inactive Certified Public Accountant (CPA) since he left public accounting in 1994 after almost eleven years with Ernst & Young, a multi-national professional services firm, leaving his final role there as an Audit Senior Manager. Mr. Budde is currently a member of the Board of Trustees and Finance Committee of Mt. Notre Dame high school and is also a member of the Finance Commission of St. Margaret of York parish and school. Gerald earned his bachelor's degree in accounting from the University of Dayton in 1983.

H. Benjamin Samuels

Board Member

Mr. Samuels is the Co-President of Victory Packaging, a North American packaging distributor wholly owned by KapStone Paper and Packaging. He joined Victory Packaging in 1995 as regional operating manager of Texas. In 1997, Mr. Samuels began his role as Vice Chairman and leader of the national accounts group, real estate, finance and legal departments, achieving a period of unprecedented growth in sales and revenues. After the retirement of his father in May 2007, Mr. Samuels was named CEO and leader of an executive team that currently manages more than 1,500 employees. In 2015, Victory Packaging was purchased by KapStone. Mr. Samuels is an active member in the community, where he served as the Chairman of the Houston Food Bank and is the Chair of the Leo Baeck Education Center Foundation. He was also the President of the Houston Chapter of the American Jewish Committee before joining their National Board of Governors. In addition, Ben currently serves on the board of Children at Risk, Brighter Bites, Move for Hunger, and Congregation Shma Koleinu. He also served on the boards of and held leadership positions with J-Street, American Leadership Forum, Serve Houston, Holocaust Museum Houston, Jewish Federation of Greater Houston, and Jewish Family Service. Mr. Samuels received a bachelor's degree in American studies and economics from Amherst College in Massachusetts, as well as an MBA from the Harvard Graduate School of Business Administration. He and his wife, Marci Rosenberg, reside in Houston and have a son, Ethan, and a daughter, Mimi.

Stephen Burns Founder & Chief Executive Officer	Mr. Burns is a Co-Founder and equity investor in Workhorse Electric Vehicles. He has founded several companies, most recently iTookThisOnMyPhone.com, a leading mobile photo and video-sharing technology company, MobileVoiceControl, Inc. a developer of high-end speech recognition software for smartphones sold to Nuance Communications, Inc. in 2006, AskMeNow [OTCC:AKMN] a mobile search and information delivery system sold to Ocean West Holdings in 2005, PocketScript, the leading mobile electronic prescription system in the world which was sold to ZixCorp[NASDAQ:ZIXI] in 2002, Over The Line/AdLink, sold to Gannett Co. Inc. (NYSE:GCI) in 1994 and the design and development of Suspension Parameter Measurement Machines. As CEO, he will focus his attention on bringing Workhorse technology into larger scale production, fulfilling current and anticipated orders.
Julio Rodriguez Chief Financial Officer	Mr. Rodriguez is a finance executive with over 30 years of experience in financial and operational leadership roles within various industries including the automotive industry. Most recently, he served in various executive roles for Genuine Parts Company ("GPC") including Director Process Improvement for GPC corporate, and Vice President Finance & Corporate Secretary for Johnson Industries, a subsidiary of GPC. Prior to GPC Mr. Rodriguez served as Director of International Finance for Federal Mogul an OEM manufacturer of automotive systems, and Director of Finance for Chiquita Brands International in the fruit ingredients manufacturing division. Mr. Rodriguez was a Certified Public Accountant until he left public accounting working for Arthur Andersen for 8 years. Mr. Rodriguez holds a Bachelor of Science degree in Business Administration and a Bachelor of Science degree in Accounting from Catholic University Caracas, Venezuela.
Duane Hughes President, Workhorse Commercial Trucks	Senior-level executive with more than 20 years experience including direct business relationships in the automotive, advertising, and technology segments. Prior to joining Workhorse/Workhorse Electric Vehicles Duane served as Chief Operating Officer for Cumulus Interactive Technologies Group. As COO, Mr. Hughes was responsible managing the company's day-to-day sales and operations. Prior to joining CumulusITG, Mr. Hughes spent nearly fifteen years in senior management positions with Gannett Co., Inc., including his duties as Vice President of Sales and Operations for Gannett Media Technologies International.
Martin Rucidlo President, Workhorse Aerospace	Mr. Rucidlo has over 30 years of experience in a multitude of positions ranging from general manager in the Aerospace, Commercial, and Automotive Industries to VP Sales and Marketing in high technology organizations. Most recently he has held executive level positions in leading edge technology organizations in such industries as Medical Technology: Zix Corporation, Managed Healthcare: Comprehensive Care, as well as, Software Technology: Nuance Communications. Martin has a combination of over 15 of experience with fortune 500 companies such as ALCOA, PCC Airfoils and a similar amount of time with small to medium size organizations.

Daniel Zito

Executive Vice President

Mr. Zito served as Chief Business Development Officer for Cumulus Interactive Technologies Group before rejoining Workhorse Electric Vehicles. Prior to Cumulus Interactive, he held executive positions with iTookThisOnMyPhone, and Advanced Mechanical Products, Inc. He also served as Global Sales Overlay at Nuance Communications Inc., after Nuance acquired MobileVoiceControl, a software company that he helped launch. He is the former President/CEO of Gannett Media Technologies International, a division of Gannett Co. and the former Vice-President/General Manager of Software Consulting Services. Dan holds an MBA from Lehigh University in Bethlehem, Pennsylvania.

Bill Rutherford

Director of Operations

Mr. Rutherford is a highly experienced chassis assembly professional. He has been with Workhorse Group Inc. since 2013, and was retained as a key employee following the asset purchase from Navistar International. As the operations director for Navistar's Workhorse Custom Chassis, Mr. Rutherford developed a product change process and launched nearly every new product that Workhorse introduced. He joined Workhorse Custom Chassis in 1995 reporting to the VP of Manufacturing before being tasked to help transition the GM Detroit Assembly chassis plant to Union City, IN in late 1997. Mr. Rutherford served in a number of positions including Materials, Production, Engineering, Quality, Industrial Engineering, and Program Management before serving as the Director of Operations for Workhorse. He spent three years managing the joint venture with Monaco Coach. Prior to joining Workhorse Custom Chassis, Mr. Rutherford spent 10 years at GE Aviation in Cincinnati where he held positions in supervision, production control, and materials management. Mr. Rutherford attended the University of Cincinnati majoring in Business.

Don Wires, MSEE Director of Engineering & Chief Engineer	Mr. Wires joined Workhorse Group Inc. in 2007 after retiring from a 35-year career with Procter and Gamble. Mr. Wires has been the chief technology architect and has led the engineering team at Workhorse Group from the development-stage of its battery-electric vehicles through the delivery of production units to customers. Mr. Wires was the first Technology Associated Director for Power, Control, & Information Systems at P&G. While at P&G he focused on advanced manufacturing processes across most of the company's brands, with particular emphasis on high speed converting machine processes. Mr. Wires was responsible for the machine control direction for converting operations on a global basis, is co-author of several patents on machine automation and safety systems, and was an early leader in developing a mechatronics approach to complex machine design at P&G. Mr. Wires was responsible for setting the automation direction on multi-billion dollar projects across the Americas, Europe, Africa, and Asia. He was instrumental in applying servo technology to high speed converting processes. He is the first Engineering Technology Distinguished Alumni Graduate of the University of Cincinnati College of Engineering and Applied Science. He has been with Workhorse since its inception in 2007.
Alan Arkus, BSME, BA Development & Mechanical Engineering Director	Alan has over 10 years of aerospace industry experience, including working with the Naval Research Lab, NASA, Air Force Research Lab and numerous commercial aerospace clients on methods for rapid conceptual design and simulation. Alan holds an M.B.A. and B.S. in Mechanical Engineering from Virginia Tech.
Chuck Emmons, BSEE Electrical Engineering Director	Mr. Emmons has over 30 years of experience in electronics, control systems, and systems integration including: concurrent design engineering, short market feedback loops, team concepts and production documentation using good manufacturing practice. Prior to working with Workhorse Group, he designed and integrated the battery electric propulsion system for an ultra-light stainless steel transit bus for the DOE (ANL Contract No. 4F-02161). He has been involved with the development of key products for many large corporations, such as, Abbott Laboratories, Lexis-Nexis, Ethicon and SC Johnson.
Mohammad Rezvani, PhD Battery Engineer	Dr. Rezvani is currently the company's battery system engineer. He received his B.Eng. in Mechanical Engineering from Iran University of Science and Technology and his M.Eng. in Maintenance Engineering from Luleå University of Technology, Sweden. He obtained his PhD in Mechanical Engineering from University of Cincinnati with a specialization in Prognostics and Health Management for Lithium-ion batteries and Electric Vehicles. He earned several awards during his academic including Overall Winner of the Prognostics and Health Management (PHM) Data Challenge 2014 and Third place in 2014 IEEE PHM Data Challenge on fuel cell State of Health (SoH) estimation. Dr. Rezvani current research includes electric vehicle-terrain interactions, battery life cycle management, mobility estimation, battery modeling, vehicle health monitoring, and reliability analysis.

Thaddeus Bort, BSCIS Lead Software Engineer	Mr. Bort graduated in 2005 from Franciscan University of Steubenville with a BS in Computer Information Science. He has been with Workhorse since the company started in 2007 and has worked on all electric vehicles including car conversions, delivery trucks, and UAS drones. He has developed numerous applications and diagnostic utilities used by Workhorse employees and vehicle owners enabling them to view vehicle information, diagnose issues, and configure vehicle parameters. He has been involved with the vehicle logic for the Workhorse range-extended and all-electric models and has defined much of the current vehicle communication protocols and telematics interfaces. He has also worked on the onboard logic and control systems for the UAS drones as well as designing the communication system between the drones, trucks, and remote control facilities that enables seamless integration between the ground and aerial vehicles. Prior to Workhorse he worked as a web and mobile application developer for several different companies including PocketScript , Inc., AskMeNow, Advance 2000, Sitel, and iTookThisOnMyPhone.
Albert Bloomfield, BSCSE Lead Software Engineer	Mr. Bloomfield is a lead software engineer at Workhorse Group Inc. He joined Workhorse in 2008 as a developer for vehicle logic and control systems. He has been a lead developer on diagnostic tools and telematics software as well as component testing and integration. Mr. Bloomfield is also responsible for source control management. Before joining Workhorse, he earned his bachelor's of science in computer science and mathematics at Franciscan University of Steubenville in 2005, graduating magna cum laude. He then worked at Mobile Voice Control, which was acquired by Nuance Communications in 2006, until he joined Workhorse.

In addition to several patents, Workhorse received schematics, CAD files, design documents, bill of materials, and rights to all vehicles including the W22, W42, W62, W88 and LF72 chassis. Workhorse also received documents and descriptions related to plant operations personnel, staffing and procedures.

Workhorse Technologies current and pending patents, service marks and trademarks:

D6069, 11/252220, US7717464	**Abstract:** A vehicle chassis assembly includes a frame assembly having a plurality of frame members connected together, a drivetrain, a suspension system, and an exhaust system. The connection of the frame members provides a low-profile configuration for reduced step height and a kick-up portion to allow ascent of steeper inclines. The frame further includes an exhaust pipe supported within a frame member and two castings bolted to removable wheel arches. The exhaust pipe has a circular cross-section that changes to a rectangular cross-section near the back of the chassis assembly.
D6053, 11/252219, US7559578	**Abstract:** A vehicle chassis assembly includes a frame assembly having a plurality of frame members connected together, a drivetrain, a suspension system, and an exhaust system. The connection of the frame members provides a low-profile configuration for reduced step height and a kick-up portion to allow ascent of steeper inclines. The frame further includes an exhaust pipe supported within a frame member and two castings bolted to removable wheel arches. The exhaust pipe has a circular cross-section that changes to a rectangular cross-section near the back of the chassis assembly.
D6070, 29/243129, D561079	Design patent for a vehicle header.
D6071, 29/243074, D561078	Design patent for a vehicle header.
2523653 (Canada)	Vehicle chassis assembly.
US 8541915 B2	A coolant fluid distributing manifold for a drive module in an electric motor drive assembly.
13/912289 (pending)	High-efficiency drive train utilizing two or more motors to derive unique torque profiles.
US 61/933350 (provisional)	Onboard generator drive system for electric vehicles that share an electric motor for both propulsion and generation.

CONTACT INFORMATION

For more information, please contact:

Steve Burns

Founder & CEO

Workhorse Group Inc.

100 Commerce Drive
Loveland, OH 45140 USA

Office: 513.360.4704

Email: steve.burns@Workhorse.com

Website: www.workhorse.com

Duane Hughes

President

Workhorse Group Inc.

100 Commerce Drive
Loveland, OH 45140 USA

Office: 513.360.4704
Mobile: 513.322.0052

Email: duane.hughes@Workhorse.com

Website: www.workhorse.com

Julio Rodriguez

Chief Financial Officer

Workhorse Group Inc.

100 Commerce Drive
Loveland, OH 45140 USA

Office: 513.360.4704
Mobile: 678.428.6558

Email: julio.rodriguez@Workhorse.com

Website: www.workhorse.com